Exhibit 99.1

CORONADO BIOSCIENCES ANNOUNCES PRESENTATION OF INTERIM DATA FROM AUTISM STUDY AT NEUROPSYCHOPHARMACOLOGY MEETING

•	STUDY INVESTIGATOR ERIC HOLLANDER, M.D., REPORTS POTENTIAL BENEFITS OF TSO IMMUNOTHERAPY IN FIRST 5 PATIENTS

•	STUDY COMPLETION AND FINAL RESULTS EXPECTED MID-2014

Burlington, MA – December 12, 2013 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company developing novel immunotherapy agents for the treatment of autoimmune diseases and cancer, today announced that Dr. Eric Hollander, Clinical Professor of Psychiatry and Behavioral Sciences at Albert Einstein College of Medicine of Yeshiva University and Director of the Autism and Obsessive Compulsive Spectrum Program at Montefiore Medical Center and Einstein, presented interim data from his pilot study of oral TSO (Trichuris suis ova or CNDO-201) to treat autism at the American College of Neuropsychopharmacology Annual Meeting in Hollywood, Florida.

The study is a double-blind, randomized, placebo-controlled, cross-over study and enrolled 10 high-functioning adult autism spectrum disorder patients who were able to give informed consent to participate in the study and who had a history of allergies and/or a family history of immune-inflammatory illness. They were treated for 12 weeks with either TSO or placebo, followed by a 4-week washout phase and then 12 weeks of placebo or TSO. The TSO dosage used in the study was 2,500 ova once every two weeks.

In the first 5 patients that completed the study, there was a statistically significant separation from placebo in favor of TSO on three measures of disease: the Montefiore-Einstein Rigidity Scale (MERS), the Repetitive Behavior Scale-Revised (RBS-R) Sameness Scale, and the Social Responsiveness Scale (SRS)-Repetitive Behaviors Scale. The treatment was well tolerated.

The study is still ongoing and final results are expected in the middle of 2014.

“There is increasing evidence that immune dysregulation plays an important role in this developmental disorder and we are encouraged by the interim data from this pilot study with TSO,” said Dr. Harlan F. Weisman, Coronado’s Chairman and CEO. “We believe autism is an area of unmet medical need where a natural immune system regulator like TSO may help a part of the autism population.”

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of immune-mediated diseases such as psoriasis, ulcerative colitis and multiple sclerosis, and other diseases such as autism; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML), multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to attract, integrate and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our need for substantial additional funds; government regulation; patent and intellectual property matters; our dependence on third party suppliers; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com